Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies that this quarterly report on Form 10-Q for the period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof, based on my knowledge, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Compass Minerals International, Inc.

Date: February 5, 2026	By:	/s/ Edward C. Dowling, Jr.
Edward C. Dowling, Jr.
President and Chief Executive Officer and Director
(Principal Executive Officer)

Date: February 5, 2026	By:	/s/ Peter Fjellman
Peter Fjellman
Chief Financial Officer
(Principal Financial Officer)